                                                                   EXHIBIT 10.33

                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   A North Carolina Limited Liability Company

ARTICLE I  DEFINITIONS........................................................................................... 2

ARTICLE II  FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY................................................. 2
         SECTION 2.1 Company Formation; Effective Date........................................................... 2
         SECTION 2.2 Name of Company............................................................................. 2
         SECTION 2.3 Purposes and Business Objectives............................................................ 2
         [SECTION 2.4 Statement of Philosophy and Values......................................................... 3
         SECTION 2.5 Registered Agent and Office; Principal Place of Business.................................... 4
         SECTION 2.6 Commencement and Term....................................................................... 4

ARTICLE III  MEMBERS AND CAPITAL CONTRIBUTIONS................................................................... 4
         SECTION 3.1 Initial Capital Contributions of Members.................................................... 4
         SECTION 3.2 Liability of Members - For Capital.......................................................... 5
         SECTION 3.3 Maintenance of Capital Accounts; Withdrawals of Capital;
         Withdrawals from the Company............................................................................ 5
         SECTION 3.4 Interest on Capital Contributions or Capital Accounts....................................... 5
         SECTION 3.5 Additional Funding.......................................................................... 5
         SECTION 3.6 Enforcement of Commitments.................................................................. 7
         SECTION 3.7 Member Documentation........................................................................ 8
         SECTION 3.8 Reserved Powers of Members.................................................................. 8
         SECTION 3.9 Appointment of Board of Directors........................................................... 9
         SECTION 3.10 Obligations Relating to Real Property...................................................... 9

ARTICLE IV  NAMES AND ADDRESSES OF MEMBERS.......................................................................10

ARTICLE V  MANAGEMENT OF THE COMPANY.............................................................................10
         SECTION 5.1 General Authority and Powers of LHMI and the Board of Directors.............................10
         SECTION 5.2 Restrictions on Authority of the Board of Directors.........................................11
         SECTION 5.3 Duties of the Board of Directors............................................................11
         SECTION 5.4 Delegation by the Board of Directors........................................................12
         SECTION 5.5 Right to Rely Upon the Authority of the Manager.............................................12
         SECTION 5.6 Company Expenses............................................................................12
         SECTION 5.7 No Management by Members....................................................................14
         SECTION 5.8 Consent by Members to Exercise of Certain Rights and
         Powers by Board of Directors............................................................................15
         SECTION 5.9 Meetings, Quorum and Vote of the Board of Directors.........................................15
         SECTION 5.10 Other Business of Members..................................................................16
         SECTION 5.11 Board of Directors' Standard of Care.......................................................18

         SECTION 5.12 Limitation of Liability....................................................................18
         SECTION 5.13 Indemnification of the Directors...........................................................19
         SECTION 5.14 Purchase of Goods and Services from LHMI...................................................19
         SECTION 5.15 Certain Decisions of the Board of Directors................................................19
         SECTION 5.16 Indemnity by the Company...................................................................20
         SECTION 5.17 Force Majeure..............................................................................21

ARTICLE VI  DISTRIBUTIONS AND ALLOCATIONS........................................................................21
         SECTION 6.1 Distributions of Cash Flow from Operations and Cash from
         Sales or Refinancing....................................................................................21
         SECTION 6.2 Profits.....................................................................................22
         SECTION 6.3 Losses......................................................................................22
         SECTION 6.4 Code Section 704(c) Tax Allocations.........................................................22
         SECTION 6.5 Miscellaneous...............................................................................23

ARTICLE VII  DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS...............................................23
         SECTION 7.1 No Termination by Certain Acts of Member....................................................23
         SECTION 7.2 Dissolution.................................................................................24
         SECTION 7.3 Dissolution and Final Liquidation...........................................................24
         SECTION 7.4 Termination.................................................................................25
         SECTION 7.5 Payment in Cash.............................................................................26
         SECTION 7.6 Termination of Noncompetition Covenants.....................................................26

ARTICLE VIII  REMOVAL OR WITHDRAWAL OF MANAGERS AND MEMBERS AND
TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS........................................................26
         SECTION 8.1 Members - Restriction on Transfer...........................................................26
         SECTION 8.2 Condition Precedent to Transfer of Membership Interest......................................27
         SECTION 8.3 Substitute Member - Conditions to Fulfill...................................................28
         SECTION 8.4 Allocations Between Transferor and Transferee...............................................28
         SECTION 8.5 Rights, Liabilities of, and Restrictions on Assignee........................................29
         SECTION 8.6 Repurchase of Interests in Certain Event....................................................29
         SECTION 8.7 Death of a Member...........................................................................29

ARTICLE IX  RECORDS, ACCOUNTINGS AND REPORTS.....................................................................31
         SECTION 9.1 Books of Account............................................................................31
         SECTION 9.2 Access to Records...........................................................................31
         SECTION 9.3 Bank Accounts and Investment of Funds.......................................................31
         SECTION 9.4 Fiscal Year.................................................................................32
         SECTION 9.5 Accounting Reports..........................................................................32
         SECTION 9.6 Tax Matters Partner.........................................................................32

ARTICLE X  MEETINGS AND VOTING RIGHTS OF MEMBERS.................................................................32
         SECTION 10.1 Meetings...................................................................................33
         SECTION 10.2 Voting Rights of Members...................................................................33

ARTICLE XI  AMENDMENTS...........................................................................................33
         SECTION 11.1 Authority to Amend by the Board of Directors...............................................34
         SECTION 11.2 Restrictions on the Board of Directors' Amendments:
           Amendments by Members.................................................................................34
         SECTION 11.3 Amendments to Certificates.................................................................35

ARTICLE XII  MISCELLANEOUS.......................................................................................35
         SECTION 12.1 Limited Power of Attorney..................................................................35
         SECTION 12.2 Waiver of Provisions.......................................................................35
         SECTION 12.3 Interpretation and Construction............................................................35
         SECTION 12.4 Governing Law..............................................................................35
         SECTION 12.5 Partial Invalidity.........................................................................36
         SECTION 12.6 Binding on Successors......................................................................36
         SECTION 12.7 Notices and Delivery.......................................................................36
         SECTION 12.8 Counterpart Execution; Facsimile Execution.................................................36
         SECTION 12.9 Statutory Provisions.......................................................................36
         SECTION 12.10 Waiver of Partition.......................................................................37
         SECTION 12.11 Change in Law.............................................................................37
         SECTION 12.12 Investment Representations of the Members.................................................38
         SECTION 12.13 Decisions by Managers.....................................................................39
         SECTION 12.14 Referrals to Hospital and Ownership of Shares of Common Stock
          of MedCath Incorporated................................................................................39
         SECTION 12.15 Acknowledgments Regarding Legal Representation............................................39
         SECTION 12.16 Arbitration...............................................................................40
         SECTION 12.17 Exhibits..................................................................................40

                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   A North Carolina Limited Liability Company

         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE LOUISIANA SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

         THIS OPERATING AGREEMENT (the "Agreement") of Louisiana Heart Hospital, LLC (the "Company"), a North Carolina Limited Liability Company is made and entered into by and among Persons whose names, addresses and taxpayer identification numbers are listed on the Information Exhibit (Exhibit A).

                                    RECITALS

         A. The Company has been formed to develop, own and operate an acute care hospital which hospital shall be located in or near St. Tammany Parish, Louisiana and shall specialize in all aspects of cardiology, cardiovascular care and surgery, and other services which the Board of Directors may agree upon, including orthopedics, and orthopedic surgery;

         B. It is intended that the hospital will be an efficient, quality provider of medical services within the St. Tammany Parish, Louisiana area;

         C. The Capital Contributions and active involvement of the Members are necessary to enable the Company to achieve its objectives;

                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise indicated, capitalized words and phrases in this Operating Agreement shall have the meanings set forth in the attached Glossary of Terms (Exhibit B).

                                   ARTICLE II

              FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

         SECTION 2.1       COMPANY FORMATION; EFFECTIVE DATE.

         The Company was formed upon the filing of the Articles of Organization with the North Carolina Secretary of State in accordance with the provisions of the Act. Upon the effectiveness of this Agreement, the Persons listed on the attached Information Exhibit shall be admitted to the Company as Members and the Persons who executed the Articles shall be withdrawn as Members (unless they are listed on the Information Exhibit), all without the necessity of any further act or instrument and without causing the dissolution of the Company. This Agreement shall be effective as of the date the Company was formed.

         SECTION 2.2       NAME OF COMPANY.

         The name of the Company is Louisiana Heart Hospital, LLC.

         SECTION 2.3       PURPOSES AND BUSINESS OBJECTIVES.

         The principal purposes and business objectives of the Company are as follows:

                  (a) To develop, own and operate a Hospital specializing in the diagnosis and treatment of cardiac disease and cardiovascular and vascular surgery and other medical services and procedures approved by the Board of Directors from time to time in or near St. Tammany Parish, Louisiana which would include, but not be limited to, the following:

                           (i)      Services and facilities to meet all
                  requirements of the State of Louisiana, Medicare, Medicaid, JCAHO and other credentialing or licensing bodies or agencies in order to have the Hospital licensed as a general acute care hospital and to perform cardiology and cardiovascular surgical services, of every type or nature and other medical services and procedures including orthopedics and orthopedic surgery services which may be approved by the Board of Directors from time to time and to be eligible to obtain appropriate reimbursements therefore;

                           (ii) Approximately 90,000 square feet in a building to be constructed in accordance with plans and specifications approved by the Company;

                           (iii)    Approximately 48 medical/surgical beds;

                           (iv) Three (3) heart catheterization laboratories with available space for one additional heart catheterization lab;

                           (v) Three (3) heart surgical suites with space for the development of an additional heart surgical suite;

                           (vi)     All appropriate support services and
                  systems; and

                           (vii) Appropriate Equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate for the diagnosis and treatment of cardiovascular disease, including but not limited to invasive and non-invasive cardiac testing, interventional treatment including percutaneous transluminal coronary angioplasty and atherectomy, and cardiac surgery which would include, but not be limited to, bypass grafts and valve surgery.

                  The above size, number and scope of facilities of the Hospital are only preliminary estimates. The Board of Directors is authorized to finally make all determinations with respect thereto.

                  (b) To lease or acquire the real property, and if appropriate to construct a suitable building, in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         SECTION 2.4       STATEMENT OF PHILOSOPHY AND VALUES.

         Notwithstanding anything in this Agreement to the contrary, the Company and the Hospital shall be operated in accordance with the following philosophy and values in all material respects:

                  (a) The Hospital shall seek to participate in all public health care financing programs applicable to its business including the Medicare and Medicaid programs:

                  (b) The medical staff of the Hospital shall be open to any physician who meets the qualifications stated in the Bylaws, Rules and Regulations of the Medical Staff;

                  (c) The Company shall adopt and adhere to a conflict of interest policy with respect to contracts between the Company and Members or Directors;

                  (d) All medical decisions at the Hospital shall be made by those physicians who are members of the medical staff of the Hospital as provided in the bylaws, rules and regulations of the medical staff.

         SECTION 2.5       REGISTERED AGENT AND OFFICE; PRINCIPAL PLACE OF
                           BUSINESS.

         The registered agent and office of the Company shall be as indicated in the Articles of Organization, as amended from time to time. The principal place of business of the Company shall be at such location in St. Tammany Parish, Louisiana as selected by the Board of Directors from time to time. The Board of Directors shall promptly notify the Members of any changes in the Company's registered agent, registered office, or principal place of business.

         SECTION 2.6       COMMENCEMENT AND TERM.

         The Company commenced on the filing of the Articles of Organization in the Office of the Secretary of State of North Carolina, as required by Section
2.1 hereof, and shall continue until December 31, 2060, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of the Board of Directors. The consent of each Director to such extension shall not be unreasonably withheld or delayed.

                                   ARTICLE III

                        MEMBERS AND CAPITAL CONTRIBUTIONS

         SECTION 3.1       INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS.

                  (a) The initial Capital Contributions of the initial Members shall equal the greater of (i) $6,730,000 or
                           (ii) 15% of the Project Costs.

                  (b) Such initial Capital Contribution shall be made as follows:

                           (i) LHMI shall own at least a 51% Membership Interest in the Company and shall contribute to the Company for its Membership Interest at least 51% of the aggregate amount of such initial Capital Contributions.

                           (ii) The Investor Members shall own in the aggregate up to a 49% Membership Interest and shall contribute to the Company for their Membership Interests an amount up to 49% of such initial Capital Contributions. The Membership Interests of the Investor Members shall be owned as set forth in the Information Exhibit.

                  (c) The Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5.

                  (d) Once the Board of Directors finally determines the total Project Costs, it may require all Members, upon written notice, to contribute any remaining portion of their respective initial Capital Contribution.

         SECTION 3.2       LIABILITY OF MEMBERS - FOR CAPITAL.

         The liability of each Member for capital shall be limited to the amount of its agreed Capital Contribution as a Member as provided in Section 3.1 and
Section 3.5, except that the Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5.

         SECTION 3.3 MAINTENANCE OF CAPITAL ACCOUNTS; WITHDRAWALS OF CAPITAL; WITHDRAWALS FROM THE COMPANY.

         An individual Capital Account shall be maintained for each Member in accordance with requirements of the Code and the Regulations promulgated thereunder. No Member shall be entitled to withdraw or to make demand for withdrawal of any part of its Capital Account or to receive any distribution except as provided herein. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

         Except as otherwise provided herein, a Member may not withdraw from the Company without the written consent of the other Member. In no case shall a Member have the right to have its Interest redeemed by the Company unless approved by the other Member.

         SECTION 3.4       INTEREST ON CAPITAL CONTRIBUTIONS OR CAPITAL
                           ACCOUNTS.

         No interest shall be paid to any Member based solely on its Capital Contributions or Capital Account. The preceding sentence shall not prevent the Company from earning interest on its bank accounts and investments and distributing such earnings to the Member in accordance with Articles VI and VII.

         SECTION 3.5       ADDITIONAL FUNDING.

         If from time to time, the Board of Directors reasonably determines (which determination shall not be unreasonably withheld or delayed) that funds in addition to that contemplated by Sections 3.1 and 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, on terms and conditions reasonably acceptable to the Board of Directors, LHMI shall loan the Company up to Eight Million Dollars ($8,000,000) at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears. Funds initially shall be advanced hereunder through the period ending no later that the first
         (1st) anniversary of the opening of the Hospital. Amounts then outstanding shall be repaid with interest on a five (5) year repayment schedule so that the principal amount of the loan is reduced by one-sixtieth (1/60) per month, with interest payable monthly on the balance of the principal (the "Repayment Schedule"); provided LHMI shall be required to advance additional amounts necessary to ensure that at the beginning of the thirteenth month from the opening of the Hospital, Company has cash on hand of not less than Five Hundred Thousand Dollars ($500,000), which additional advances, if any, shall be added to the principal and repaid according to the Repayment Schedule. To the extent the Company repays such loan from time to time in amounts which are in excess of scheduled principal amounts, such amounts of excess principal payments may be reborrowed by the Company on mutually acceptable terms. The parties acknowledge that the Company intends to seek construction, mortgage and equipment financing from third party lenders and lessors and that the loans set forth in this subsection (a) are not intended to be used for such purposes. In the event that interim financing is needed for such purposes, LHMI may elect in its discretion to provide such financing on an interim basis pending the closing of third-party financing therefor;

                  (b) Second, the Board of Directors thereafter shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to the Board of Directors. All loans obtained hereunder shall be subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld or delayed.

                  (c) Third, if loans as provided in (a) have been fully advanced for their intended purpose and loans as provided in (b) above are not reasonably available, the Board of Directors may through written notice require that the Members contribute additional capital to the Company pro rata according to their respective Membership Interests, provided however, a Member's maximum obligation for such additional Capital Contributions shall be limited to an additional amount equal to two times the Member's initial Capital Contribution pursuant to Section 3.1;

                  (d) Fourth, if additional funds are thereafter needed by the Company, LHMI or one of its Affiliates may, but shall not be required to, loan such funds to the Company at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears and principal shall be repaid according to a schedule to be agreed upon by the Company and LHMI or its Affiliate;

                  (e) Fifth, if additional funds are thereafter needed by the Company, the Board of Directors shall request additional Capital Contributions from the Members and each Member may elect whether or not to contribute its pro rata portion of such additional capital requirements as optional Capital Contributions. The other Members may elect to contribute optional Capital Contributions not contributed by any Member hereunder. Thereafter, the Board of Directors shall reasonably adjust the percentage Membership Interest of each Member (based on the aggregate of all Capital Contributions made by all of the Members in accordance with this Agreement) in the event any Member elected not to make optional Capital Contributions pursuant to this Section 3.5(e); and

                  (f) Sixth, if adequate funds have not been obtained or raised in accordance with (a) through (e) above (including, without limitation, taking into consideration funds made available by Members for amounts which are in excess of their obligations hereunder), then the Board of Directors may elect to dissolve the Company provided, however, if any Members or any of their Affiliates (i) have any outstanding loans to the Company or are committed to provide such loans or (ii) are providing a guaranty or are committed to provide a guaranty for any indebtedness of the Company, then only those Members alone upon unanimous approval of such Members, upon at least fifteen (15) days prior written notice to the other Members, shall be entitled to so dissolve the Company due to the Company not having sufficient funds to meet its financial obligations or liabilities as they come due.

         SECTION 3.6       ENFORCEMENT OF COMMITMENTS.

         In the event any Member (a "Delinquent Member") fails to make a mandatory Capital Contribution as provided in Section 3.1 or Section 3.5 or an optional Capital Contribution as agreed to by the Member under Section 3.5 (the "Commitment"), the Board of Directors shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to meet the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) business days of the giving of Notice, the Board of Directors may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the principal office of the Company is located or the state of the Delinquent Member's address as then reflected in the Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The other Members may elect to contribute additional amounts equal to any amount of the Commitment not contributed by such Delinquent Member. The contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either as a Capital Contribution or as a loan from the contributing Member bearing interest at the Default Rate secured by the Delinquent Member's Interest in the Company. If the contributing Member elects to contribute such amount as a Capital Contribution, the percentage Membership Interests of the Members shall be adjusted proportionately. Until the contributing Member is fully repaid for such loan made as a result of the default by the Delinquent Member and only if the contributing Member agrees to accept repayment of such amount, the contributing Member shall be entitled to all distributions to which the Delinquent Member would have been entitled had such Commitment been fulfilled thereby. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor. Notwithstanding anything herein to the contrary, the Directors designated by the non-delinquent Members may take all actions contemplated by this Section 3.6 without the consent of the Directors designated by the Delinquent Member.

         SECTION 3.7       MEMBER DOCUMENTATION.

         Prior to the execution of this Agreement, the Investor Members that are Entities (an "Investor Entity") shall have delivered to the Company copies of all documents, instruments and agreements related to the formation, ownership and governance of the Investor Entity and its owners ("the Investor Entity Documents"). None of the Investor Entity Documents will be altered or amended without the consent of the Board of Directors, which consent shall not be unreasonably withheld. Contemporaneously with the Investor Entity's admission as a Member of the Company, the members of the Investor Entity shall each execute an Addendum to Subscription Agreement under which, among other things, those individuals agree to be personally bound by the terms and conditions of Section
5.10 hereof. Additionally (unless such requirement is waived by the Board of Directors), the members of the Investor Entity shall also execute a Hospital Professional Services Agreement with the Company and a Right of First Refusal Agreement with an Affiliate of LHMI. No Person shall be admitted hereafter as a member of the Investor Entity unless such Person also executes such Addendum to Subscription Agreement, the Hospital Professional Services Agreement and the Right of First Refusal Agreement so that they are bound thereby to the same extent as are members of the Investor Entity as of the date hereof.

         SECTION 3.8       RESERVED POWERS OF MEMBERS.

         The following actions are the only actions which can be taken by the Members and shall require the consent of the Required Members:

                  (a) Amendments to the Articles of Organization or the Operating Agreement of the Company;

                  (b) A merger, consolidation, liquidation, or similar reorganization or transfer of a substantial portion of the Company's assets;

                  (c) A sale, lease encumbrance or other transfer of all or substantially all of the Company's assets, except for encumbrances incurred in connection with financing provided to the Company;

                  (d)      Admission of new Members to the Company;

                  (e) Any alteration or amendment of the Company's Statement of Philosophy and Values and any action which is inconsistent with the Company's Statement of Philosophy and Values; and

                  (f) Approval and authorization of disproportionate distributions or allocations of profits, losses or assets of the Company, except as specifically permitted elsewhere in this Operating Agreement.

         SECTION 3.9       APPOINTMENT OF BOARD OF DIRECTORS.

         The Members shall appoint a Board of Directors as follows:

                  (a)      LHMI shall appoint three (3) Directors; and

                  (b)      The Investor Members shall appoint three (3)
                                    Directors.

         A Member or group of Members shall have the right, with or without cause, to remove, substitute or replace any Director which it or they appointed.

         SECTION 3.10      OBLIGATIONS RELATING TO REAL PROPERTY.

         The Company intends to purchase real property located at a site approved by the Board of Directors (the "Development") subject to the following:

                  (a) The agreement by the developer thereof to sell sufficient land on which to develop the Hospital for a purchase price or rent equal to the fair market value thereof as determined by a qualified independent real estate appraiser acceptable to LHMI, the Investor Members and the developer;

                  (b) The developer shall record a restriction acceptable to the developer, LHMI, and the Investor Members prohibiting any Person from using any part of the Development for a purpose which, if conducted by a Member would violate Section 5.10 hereof;

                  (c) The agreement will contain other commercially reasonable terms and conditions, including without limitation, terms obligating the developer to execute commercially reasonable documents required by third parties providing financing to the Company which will require among other things, a first priority lien on the Company's interest in the Property.

         SECTION 3.11      MEDICAL OFFICE BUILDING.

         (a) LHMI is hereby authorized, itself or to designate another party, at its or their expense to develop and own a medical office building on real property which such party will lease or own adjacent to the Hospital and which will contain approximately Forty-Five Thousand (45,000) to Sixty Thousand (60,000) of leasable square footage ("the MOB"). The tenant space in the MOB may be leased to Members, their Affiliates or to other third parties. The owners of the MOB and the Company shall enter into cross easement agreements and other agreements which are customary for commercial real estate developments.

         (b) Unless otherwise approved in writing by LHMI in its discretion, the Company shall not make any binding commitments regarding the financing or construction of the Hospital unless LHMI or its designee has entered into commercially reasonable, binding agreements with tenants to lease office space within the MOB, in a form and for an amount of office space acceptable to LHMI or its designee but in no event less than Forty-Thousand (40,000) leasable square feet.

                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

         The names and addresses of the Members are as indicated on the Information Exhibit attached hereto, which may be amended by the Board of Directors from time to time.

                                    ARTICLE V

                            MANAGEMENT OF THE COMPANY

         SECTION 5.1 GENERAL AUTHORITY AND POWERS OF LHMI AND THE BOARD OF DIRECTORS.

                  (a) Except as set forth in those provisions of this Agreement that specifically require the vote, consent, approval or ratification of the Members and subject to (b) below, the Board of Directors shall have complete authority and exclusive control over the management of the business and affairs of the Company. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be approved or made by the Board of Directors in accordance with Section 5.15 hereof. No Member has the actual or apparent authority to cause the Company to become bound in any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company. No Director shall cause the Company to become bound to any contract, agreement or obligation, and no Director shall take any other action on behalf of the Company, unless such matter has received the vote, consent, approval or ratification as required pursuant to this Agreement with respect to such matter or except as provided below with respect to the authority and actions of LHMI.

                  (b) The day-to-day management of the business and affairs of the Company shall be the responsibility of LHMI pursuant to the terms of the Management Agreement, which management shall be subject to decisions, guidelines and policies made or established by the Board of Directors hereunder, provided, however, decisions relating to medical and clinical practice at the Hospital shall be made exclusively by the qualified medical personnel of the Hospital under the direction of a member of the Hospital's medical staff.

                  (c) The parties acknowledge that the Management Agreement is an integral part of the plans to develop and operate the Hospital and its execution is a condition to LHMI's participation in the Company.

         SECTION 5.2       RESTRICTIONS ON AUTHORITY OF THE BOARD OF DIRECTORS.

         The Board of Directors shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

                  (c)      Commingle the Company funds with those of any other
         Person;

                  (d) Admit an additional Member without the approval of all Members or except as otherwise provided in this Agreement.

                  (e) Alter the primary purposes of the Company as set forth in Section 2.3;

                  (f) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

                  (g) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

                  (h) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services; or

                  (i) Sell all or substantially all of the assets of the Company or merge the Company with or into any other Entity without the approval of all of the Members;

         SECTION 5.3       DUTIES OF THE BOARD OF DIRECTORS.

         The Board of Directors shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company, however, the individual Directors shall not be required to devote their full time to such duties;

                  (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation;

                  (c) File and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

                  (d) Use their commercially reasonable best efforts to cause the Company to obtain and keep in force during the term of the Company fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as the Board of Directors shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's; and

                  (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides the Board of Directors to employ such funds or assets in any manner except for the benefit of the Company.

         SECTION 5.4       DELEGATION BY THE BOARD OF DIRECTORS.

         Subject to restrictions otherwise provided herein, the Board of Directors may at any time employ any other Person, including Persons and Entities employed by, affiliated with, or related to any Director or any Member to perform services for the Company and its business, and may delegate all or part of their authority or control to any such other Persons, provided that such employment or delegation shall not relieve the Board of Directors of its responsibilities and obligations under this Agreement or under the laws of the State of North Carolina nor will it make any such Person a Member of the Company.

         SECTION 5.5       RIGHT TO RELY UPON THE AUTHORITY OF THE MANAGER.

         Persons dealing with the Company may rely upon the representation of the Manager that such Manager is the manager of the Company and that such Manager has the authority to make any commitment or undertaking on behalf of the Company. No Person dealing with the Manager shall be required to determine its authority to make any such commitment or undertaking. In addition, no purchaser from the Company shall be required to determine the sole and exclusive authority of the Manager to sign and deliver on behalf of the Company any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Company affecting the same.

         SECTION 5.6       COMPANY EXPENSES.

                  (a) The Company shall pay the amounts due to LHMI under the Management Services Agreement from time to time.

                  (b) The Company shall also pay the following expenses of the Company:

                           (i) All development and operational expenses of the Company, which may include, but are not limited to: the salary and related expenses of employees and staff of the Hospital, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Company; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); and the maintenance of the Hospital and its Equipment, which may be performed by LHMI or one of its Affiliates as long as the charges to the Company for such service are no greater than the charges for such service from a third party service provider;

                           (ii) A medical director's fee in an amount approved by the Board of Directors to be paid to the medical director of the Hospital pursuant to the Medical Director Agreement; and

                           (iii) All fees and expenses paid to third parties for
                  accounting, legal, documentation, professional, and reporting services to the Company, which may include, but are not limited to: preparation and documentation of Company bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Company state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Membership Interest in the Company or in connection with the business of the Company; expenses in connection with preparing and mailing reports required to be furnished to the Members for tax reporting or other purposes, including reports, if any, that may be required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Members which the Board of Directors deems to be in the best interest of the Company; expenses of revising, amending, converting, modifying, or terminating the Company or this Agreement; costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Company; costs of any computer equipment or services used for or by the Company; and the costs of preparing and disseminating informational material and documentation relating to a potential sale, refinancing, or other disposition of the Hospital or the Equipment.

         (c) Guarantee Fee. In the event that any Member of the Company, its Affiliates or MedCath Incorporated provide a guarantee of any indebtedness of the Company which is acceptable to and required by the Company's lenders ("Guarantor Members") and such guarantees are not provided on a pro rata basis by all other Members of the Company (the "Nonguarantor Members"), then the Guarantor Members shall be paid an annual guarantee fee equal to (a) the amount of such indebtedness which is guaranteed by the Guarantor Members, multiplied by
(b) .0075, multiplied by (c) the percentage Membership Interest in the Company owned by the Nonguarantor Members (the "Guarantee Fee"). The Guarantee Fee shall be paid quarterly and the expense thereof shall be allocated to the Nonguarantor Members as follows:

                           (i) The Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and shall be paid to the Guarantor Members;

                           (ii)     To the extent that at the time such
                  Guarantee Fee is due to be paid hereunder there are no anticipated Cash Distributions, then the Company shall pay such Guarantee Fee to the Guarantor Members and the amount of such payments shall be charged to the Capital Accounts of the Nonguarantor Members;

                           (iii) When Cash Distributions become available for distribution to the Members in the future, the Cash Distributions otherwise distributable to the Nonguarantor Members shall first be retained by the Company to the extent that amounts were previously charged to the Capital Accounts of the Nonguarantor Members in accordance with subsection (ii) above and any remaining Cash Distributions shall be distributed to the Members in accordance with Section 6.1.

                  (d) Once a budget has been approved by the Board of Directors, LHMI shall have the authority to expend up to one hundred and five percent (105%) of any and all funds which are included in the budget and sign all agreements related thereto, including reimbursement to LHMI and its Affiliates for goods and services provided to the Company. LHMI shall have the right to recast the budget by transferring all or part of the funds approved for specific line items to another category or line item by an aggregate amount not to exceed five percent (5%) of the total budgeted funds. If revenues exceed those in the current budget, LHMI is further authorized to make additional expenditures reasonably related to such additional revenues. LHMI shall report to the Board of Directors from time to time on variances between the Hospital's budget and actual operating results.

         SECTION 5.7       NO MANAGEMENT BY MEMBERS.

         The Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company except as set forth in this Agreement. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. Subject to the decisions and judgment with respect to all professional medical or clinical matters of qualified medical personnel, the Board of Directors shall have the right to determine when and how the operations of the Company shall be conducted. The exercise by any other Member of any of the rights granted to the Member hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this Section.

         SECTION 5.8 CONSENT BY MEMBERS TO EXERCISE OF CERTAIN RIGHTS AND POWERS BY BOARD OF DIRECTORS.

         By its execution hereof, each Member expressly consents to the exercise by the Board of Directors of the rights, powers, and authority conferred on the Board of Directors by this Agreement.

         SECTION 5.9       MEETINGS, QUORUM AND VOTE OF THE BOARD OF DIRECTORS.

                  (a) The Board of Directors shall meet at least quarterly. Notice of any meeting, regular or special, shall be delivered to each Director personally, by telephone, by electronic mail, by facsimile transmission or in writing at least five (5) business days before the meeting.

                  (b) An emergency meeting of the Board of Directors may be called by any Director upon shorter notice. Action taken at the emergency meeting shall be valid so long as the meeting is attended by at least two members of the Board of Directors who are representatives of each of the Investor Members and of LHMI, and the action is unanimously approved by the members of the Board of Directors present at such meeting.

                  (c) The Board of Directors shall elect one of its members to preside over the meetings as the Chairperson and one of its members, as the Secretary, to oversee the preparation and delivery of meeting notices and the preparation of minutes of the meetings of the Board of Directors and Members.

                  (d) A quorum of the Board of Directors shall be necessary to conduct business at any meeting. A quorum shall consist of four Directors and must include two Directors designated by each of LHMI and the Investor Members. A Director may attend a meeting by telephone or other electronic means and be considered present for purposes of a quorum so long as the telephone or other connection allows each Director to hear and be heard by all other Directors.

                  (e) Except as provided in Section 5.15 or as otherwise expressly provided in this Agreement, any action taken by the Board of Directors shall require the affirmative vote of at least a majority of the Directors present at a meeting at which a quorum is present and shall require the consent of at least one member of the Board of Directors appointed by each of LHMI and the Investor Members.

                  (f) Any action which is required to be or may be taken at a meeting of the Board of Directors may be taken without a meeting if consent in writing, either collectively or in counterparts, setting forth the action so taken.

                  (g) Attendance at a meeting of the Board of Directors constitutes waiver of any objection to the Notice of the meeting.

         SECTION 5.10      OTHER BUSINESS OF MEMBERS.

                  (a) Subject to (b) below, any Member may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b)      Notwithstanding the terms of this Section 5.10:

                           (i) No Member or Affiliate of a Member who is a physician shall be prohibited from maintaining his or her staff privileges and admitting and treating patients at any other hospital;

                           (ii) Nothing herein shall prohibit a Member or Affiliate of a Member from owning up to three percent (3%) of the outstanding capital stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund or making other investments with the prior written approval of the Board of Directors;

                           (iii)    Except as specifically provided in Schedule
                  5.10 or in (i) and (ii) above, as long as any Member owns a Membership Interest in the Company, and for a period of two
                  (2) years after a Member ceases for any reason to own a Membership Interest in the Company, neither a Member nor any of its respective Affiliates, shall hold, directly or indirectly (an Affiliate who no longer owns an interest in an Investor Entity shall not be subject to this restriction following the second (2nd) anniversary of the date such Affiliate no longer owns for any reason an interest in the Investor Entity), an investment, ownership or other beneficial interest in (x) any hospital, or (y) any other Entity (including a sole proprietorship) which provides any of the following services or facilities in St. Tammany Parish, Louisiana (the "Territory"): cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA or other cardiac surgical procedures or services or orthopedic surgery or orthopedic services (collectively, the "Services"), and any other type of medical service or surgical procedure provided at the Hospital from time to time which (a) is not part of Services and (b) which is not generally provided by physicians in their offices within the Territory. Notwithstanding the foregoing, nothing herein shall prohibit a physician owner of the Investor Member from owning an interest in an ambulatory surgical center, provided that (x) such physician has privileges to perform surgery at such center and
                  (y) such center does not offer or include the Services; and provided further, however, that any Affiliate of an Investor Member who owns, or had a legally binding commitment to acquire, an ownership interest in an ambulatory surgery center as of August 15, 2000 and who discloses such ownership interest in writing to Company prior to execution of this Agreement shall be permitted to continue to hold or acquire such interest;

                           (iv) LHMI or its Affiliates may separately operate a mobile diagnostic catheterization laboratory within the Territory, but only if either LHMI or an Affiliate thereof is providing such service pursuant to a lease of twelve (12) months or less to a provider who is already providing cath lab services and if the Board of Directors has elected not to have such service provided by the Company;

                           (v) The Investor Members may separately operate a single diagnostic cardiac catheterization laboratory in the MOB and may provide only diagnostic catheterization services therein; and

                           (vi) Nothing herein shall prevent any Member or Affiliate who is a physician from personally performing professional medical services directly for his or her patients at any hospital or facility and from billing and receiving professional fees as a result of his or her professional medical services from any payor.

                  (c) The Members have reviewed the term and geographical restrictions included in Section 5.10(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (d) In order to ensure that the Hospital has available to it at all times leading and qualified cardiologists and cardiovascular surgeons, as of the date hereof the Company is entering into the Hospital Professional Services Agreement (the "Professional Service Agreement") with the Investor Members and if the Investor Member is an entity, its physician owners (the "Physician Owners"), which Agreement includes in paragraph 7 thereof certain covenants by the Practice and its physicians which are designed to ensure that such physicians will be available to the Hospital from time to time in order to enable it to meet its objectives of being an efficient quality provider of cardiology and cardiovascular services. The parties acknowledge and agree that the Investor Member's and its Physician Owners' execution of the Professional Service Agreement is further consideration for the execution by the Members of this Agreement.

                  (e) If there is a breach or threatened breach of the provisions of this Section 5.10 of this Agreement, in addition to other remedies at law or equity, the non-breaching parties shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.10 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.10. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, a court with applicable authority is hereby authorized to "blue pencil" or modify this Section, the balance of this Section 5.10 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.10 shall be deemed to have been deleted from this Agreement.

                  (f) The Company, the Board of Directors and the Members agree that the benefits to any Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by the Company to patients of such Member or any physician owner or Affiliate of such Member or any physician owner or Affiliate of such Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (g) If a Member is a legal entity and not an individual, such Member shall cause each of its existing and future Affiliates to agree in writing to be personally bound by the terms of this Section 5.10.

         SECTION 5.11      BOARD OF DIRECTORS' STANDARD OF CARE.

         Each Director shall act in a manner he or she believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. In discharging his or her duties, each Director shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of its other Directors, Members, or agents, or by any other Person as to matters each Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, income or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         Notwithstanding anything herein to the contrary, a Director or Member shall have the right to vote or approve Company matters in accordance with the terms of this Agreement regardless of the personal interest of any Member or Director in the outcome of any vote, decision or matter.

         SECTION 5.12      LIMITATION OF LIABILITY.

         A Director shall not be liable to the Company or its Members for any action taken in managing the business or affairs of the Company if it performs the duty of its office in compliance with the standard contained in Section
5.11. No Director has guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contribution or share of income from the operation of the Company. Furthermore, no Director, its Affiliates or its employees (collectively, its "Agents") shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such Director or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         SECTION 5.13      INDEMNIFICATION OF THE DIRECTORS.

                  (a) Each Director and its Agents shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by such Director arising out of any action or inaction of the Director and its Agents in its capacity as a Director of the Company to the fullest extent allowed by law, provided that the same were not the result of gross negligence or willful misconduct on the part of the Director or an Agent and provided that the Director or an Agent, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Director may be indemnified hereunder.

                  (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article VI or Article VII hereof, to the Members.

         SECTION 5.14      PURCHASE OF GOODS AND SERVICES FROM LHMI.

         Goods and services may be purchased from Members or their Affiliates as long as they are of substantially the same quality and price as could be obtained from an unrelated third party.

         SECTION 5.15      CERTAIN DECISIONS OF THE BOARD OF DIRECTORS.

                  (a) As long as LHMI and/or its Affiliates are (i) providing a guaranty or are committed to provide a guaranty for any indebtedness of the Company, and/or (ii) have any outstanding loans to the Company or are committed to provide such loans, then notwithstanding anything in this Agreement to the contrary, all decisions and actions to be made by the Board of Directors with respect to any loan, lease or other similar financing of the development, construction or operation of the Hospital or the Company's affairs, including without limitation the decisions with respect to incurring any indebtedness or the refinancing thereof, shall be made by the Directors designated by LHMI and shall be subject to the consent of at least one of the Directors appointed by the Investor Members, which consent shall not be unreasonably withheld.

                  (b) The Board of Directors shall be deemed to have specifically approved all expenditures proposed by LHMI under this
         Article V that are substantially consistent with the Development Budget Exhibit (Exhibit C) or an approved operating budget when funded from additional Capital Contributions made to the Company by the Members pursuant to Section 3.5 above.

                  (c) The development and annual operating budgets to be proposed by LHMI hereunder shall be approved by the Board of Directors as provided above subject to the following:

                           (i) The Board of Directors shall be deemed to have approved a development budget which is substantially consistent with the attached Development Budget Exhibit to this Agreement;

                           (ii) No Director shall unreasonably withhold its approval of budgets which are within the reasonable revenue expectations of the Hospital and which are in compliance (both as to terms and availability of financing) with agreements with the Company's lenders and other parties providing financing to the Company; and

                           (iii) In the event that the Board of Directors are unable to approve an annual budget, LHMI shall be authorized to operate the Company pursuant to the this Agreement under the previous year's budget increased by the greater of 5% or the increase during the previous year in the Consumer Price Index for Medical Items until a new budget is approved.

                  (d) Without LHMI's written consent, the Investor Members and the Board will not approve any change to the construction, design or equipment of the Hospital, if the effect thereof is to materially increase the cost thereof as set forth on the Development Budget Exhibit approved hereunder.

         SECTION 5.16      INDEMNITY BY THE COMPANY.

         The Company shall use its commercially reasonable best efforts to purchase "directors and officers" and similar insurance to protect the actions of Members and the Board of Directors in their management of the Company within the scope of this Agreement. To the extent not covered by such insurance, the Company agrees to indemnify, defend and hold all Members, their Affiliates, directors, officers, employees and agents, harmless from and against any and all loss, claim, cause of action, demand, penalty, liability, action, damage or deficiency, lawsuit or other proceeding, resulting or arising from (a) acts or omissions of the Company, its members, officers, employees (unless due to the gross negligence or willful misconduct of the applicable Member), (b) any liability or obligation of the Company, except those which the applicable Member created in violation of this Article V; (c) any nonfulfillment of the Company of any of its covenants or agreements under this Article V; (d) any violation of law by the Company; and (e) any loss or damage, reasonable attorney's fees and other costs and expenses incident to any of (a) through (d). The indemnity covenants set forth in this Section 5.16 shall survive the termination of this Agreement for any reason. Notwithstanding the foregoing, no Member shall be entitled to the indemnity rights set forth in this Section for any acts or omissions arising from or related to the provision of medical, health or therapeutic services; provided, however, that this sentence shall not prohibit any Member from asserting any separate claim it may have under other contractual agreements or arising by operation of law against the Company arising from any claim or action made or alleged against such Member by a third party as a result of the acts or omissions of Company or its employees.

         SECTION 5.17      FORCE MAJEURE.

         No Member shall be liable nor shall it be deemed to be in default for any delay or failure in performance under this Article V or other interruption of service or employment deemed resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by a Member's employees or any similar or dissimilar cause beyond the reasonable control of a Member. Further, no Member shall be in default under this Article V if the default resulted from actions taken at the request or direction of the Board of Directors or if the Board of Directors failed to take reasonable action recommended by a Member to enable it to meet its obligations hereunder.

                                   ARTICLE VI

                          DISTRIBUTIONS AND ALLOCATIONS

         SECTION 6.1 DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS AND CASH FROM SALES OR REFINANCING.

         Prior to the dissolution of the Company, and subject to the terms and conditions to which the Company is bound with respect to its lenders ("Loan Conditions"), Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any amounts currently due with respect to loans made by the Members to the Company shall be distributed as Cash Distributions according to the relative percentage Membership Interests of the Members at such times as the Board of Directors deems appropriate; provided, however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and paid to the Guarantor Members as set forth in Section 5.6(c). Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act or any other applicable law.

         The Board of Directors shall, to extent permitted by the Loan Conditions and subject to the availability of Cash Flow from Operations and using commercially reasonable efforts, distribute cash annually pro rata to Members in an amount which is sufficient to enable them to pay income taxes which arise from the taxable income of the Company. In computing taxable income of each Member, the taxable income of each Member for the current year shall be reduced by any cumulative tax losses incurred in prior years (after reduction by taxable income in prior years). Such distributions shall assume for all Members the highest combined federal and state tax rates applicable to any Member with respect to his or its Profits from the Company.

         SECTION 6.2       PROFITS.

         Except as provided in the Regulatory Allocations Exhibit (Exhibit D) and subject to Section 6.6, Profits shall be allocated as follows:

                  (a) First, to the Members who have been allocated Losses pursuant to Subsection 6.3(a) below until the cumulative Profits allocated pursuant to this Subsection 6.2(a) equal the cumulative prior allocations of Losses under that Subsection.

                  (b) Next, to the Members who have been allocated Losses pursuant to Subsection 6.3(b) below until the cumulative Profits allocated pursuant to this Subsection 6.2(b) equal the cumulative prior allocations of Losses under that Subsection.

                  (c) All remaining Profits shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 6.3       LOSSES.

         Except as provided in the Regulatory Allocations Exhibit and subject to
Section 6.6, Losses shall be allocated as follows:

                  (a) First, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

                  (b) All remaining Losses shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 6.4       CODE SECTION 704(C) TAX ALLOCATIONS.

         Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         In the event the Agreed Value of any Company asset is adjusted after its contribution to the Company, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by the Board of Directors. Absent a determination by the Board of Directors, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         SECTION 6.5       MISCELLANEOUS.

                  (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

                  (c) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

         SECTION 6.6       SPECIAL ALLOCATIONS OF GUARANTEE FEES.

         Any and all deductions, losses or reductions to Capital Accounts attributable to the payment by the Company of Guarantee Fees shall be allocated to the Nonguarantor Members in accordance with their relative percentage Membership Interests.

                                   ARTICLE VII

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 7.1       NO TERMINATION BY CERTAIN ACTS OF MEMBER.

         Neither the transfer of interest, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

         SECTION 7.2       DISSOLUTION.

         The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election to dissolve the Company in accordance with the terms of Section 3.5(f) hereof;

                  (b) The expiration of the term of the Company as provided in Section 2.5 hereof;

                  (c)      The adjudication of bankruptcy of the Company;

                  (d)      Upon the written consent of the Required Members;

                  (e)      In accordance with Section 12.11 hereof; and

                  (f) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act.

                  (g) Upon the written election of LHMI prior to the execution by LHMI on behalf of the Company of definitive agreements for the construction of the Hospital and for a loan to finance the construction of the Hospital, in the event that upon thirty (30) days prior written notice to the other Members, the conditions set forth at
         Section 3.11 have not been met with regard to the MOB.

         SECTION 7.3       DISSOLUTION AND FINAL LIQUIDATION.

                  (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the Manager or, if for any reason there is no Manager, by another Person designated by the Board of Directors. In winding up the Company and liquidating assets, the Manager, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, and shall sell the Company's interest in the Hospital and the Equipment to any Person, including any Member or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by the Members.

                  (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, including any cash proceeds from the liquidation of Company assets, shall be applied and distributed in the following manner or order, to the extent available:

                  (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                  (ii) To the payment of all debts and liabilities (including interest), and further including without limitation any accrued but unpaid Guarantee Fees, owed to the Members or their Affiliates as creditors; and

                  (iii) The balance to the Members with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

         (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Directors or other Members or to charge the Board of Directors or other Members for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or North Carolina law.

         (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

         (e) The Capital Accounts of the Members, as adjusted, shall be utilized by the Company for the purpose of making distributions to those Members with positive balances in their respective Capital Accounts pursuant to Section 7.3(b). In making such distributions, the Board of Directors or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members (after establishing any reserves that the Board of Directors or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section `(b)) prior to the later of (a) the end of the taxable year in which the event which caused the termination and dissolution of the Company occurs, or (b) ninety (90) days after the occurrence of such event. The Board of Directors in its sole discretion, or the Person winding up the affairs of the Company, in its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Board of Directors or the Person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 7.3(b) as modified by this Section.

         SECTION 7.4       TERMINATION.

         Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

         SECTION 7.5       PAYMENT IN CASH.

         Any payments made to any Member pursuant to this Article VII shall be made only in cash.

         SECTION 7.6       TERMINATION OF NONCOMPETITION COVENANTS.

         Members shall have no continuing liability or obligation under Section 5.10(b) after the second (2nd) anniversary of the dissolution of the Company.

                                  ARTICLE VIII

                REMOVAL OR WITHDRAWAL OF MANAGERS AND MEMBERS AND
            TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

         SECTION 8.1       MEMBERS - RESTRICTION ON TRANSFER.

                  (a) Except as otherwise set forth in this Section or in this Agreement, no Membership Interest or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Company for any purpose, unless such Membership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by any federal or state securities regulatory authority or law and with the consent of the Board of Directors. In no event, however, shall a Member transfer or sell all or any of its Membership Interest to any party which, if a Member, would be in violation of Section 5.10(b) hereof.

                  (b) Except as otherwise set forth in this Section or in this Agreement, a Member may transfer, sell or assign its entire Membership Interest only if it has received the approval of the Board of Directors. Subject to the foregoing: (i) the Company first for a period of fifteen (15) days, and thereafter the other Members for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Membership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"), and (ii) there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Company in writing that it meets the investor suitability standards established by the appropriate state of residence, or, in the absence thereof, the investor suitability standards established by the Company. The Board of Directors shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Member that assigns all of its Membership Interest shall cease to be a Member of the Company. Any Membership Interests acquired by the Company pursuant to Section 8.1 shall, subject to applicable law, be re-offered by the Company to suitable investors.

                  (c) Subject to (d) below, any dissolution, liquidation, merger (unless Members or their Affiliates existing prior to such merger own at least fifty-one percent (51%) of the surviving entity after the merger or unless both parties to such merger are majority owned by parties who are Members or their Affiliates prior to such merger) or sale of a Member which is an Entity (a sale shall include a transfer of fifty percent (50%) or more of its ownership interests or of substantially all of its assets or any other transaction or series of related transactions intended to accomplish, in substance, a sale of such Entity), which event shall not occur, subject to (d) below, without the written consent of the other Members, shall constitute an offer by such Member to sell such Member's Interest to the Company and the other Members pursuant to Section 8.6 for a purchase price equal to five (5) multiplied by the net income (as reasonably determined by the Company's accountants) of the Company for the twelve (12) month period ending as of the calendar quarter most recently ended prior to such event multiplied by the percentage Membership Interest of such Member in the Company (the "Formula Purchase Price"). The Formula Purchase Price shall be paid in three (3) equal annual installments, the first third of which shall be paid upon the determination of the Purchase Price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date (the "Payment Method"). The remaining two (2) installments shall bear interest at the Prime Rate as of the date of the date of the determination of the Formula Purchase Price. Accrued interest shall be paid as of the dates payments of principal are due as provided above according to the Payment Method. Any transaction which invokes or gives rise to MedCath Physician Management, Inc.'s right of first refusal with respect to each Investor Member or Investor Member Entity under the Right of First Refusal Agreement between such parties shall also be deemed a sale of such Investor Member Entity or the Investor Member for purposes of this
         Section 8.1(c).

                  (d) Notwithstanding anything herein to the contrary, LHMI may assign its Membership Interest in the Company, its rights to designate Directors hereunder, and its rights as manager under the Management Services Agreement to any party that assumes in writing the obligations of LHMI hereunder, as long as such party would not be in violation of the term of this Agreement. LHMI may also assign its Membership Interest in the Company, its right to designate Directors, and its rights under the Management Services Agreement to a financial institution as collateral security for repayment of indebtedness for borrowed funds by MedCath Incorporated or its Affiliates.

         SECTION 8.2       CONDITION PRECEDENT TO TRANSFER OF MEMBERSHIP
                           INTEREST.

         Notwithstanding anything herein to the contrary, no transfer of Membership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Company will not be classified as a partnership for federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Company for federal income tax purposes. The Company may require, as a condition precedent to transfer of Membership Interest, delivery to the Company, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Company that the transfer will not violate any of the foregoing restrictions.

         SECTION 8.3       SUBSTITUTE MEMBER - CONDITIONS TO FULFILL.

         No assignee of a Member's Membership Interest in the Company shall have the right to become a Substitute Member in place of its assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a)      The Company has waived its right pursuant to Section
         8.1 to purchase the Membership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Company sets forth that the assignee becomes a Substitute Member in place of the assignor;

                  (c) The assignor and assignee execute and acknowledge such other instruments as the Board of Directors may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The payment by the assignee of all costs to the Company associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         SECTION 8.4       ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE.

         Upon the transfer of a Membership Interest, all items of income, gain, loss, deduction and credit attributable to the Membership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If the Board of Directors, in its sole discretion, deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Company that the Membership Interest so transferred was held by the transferor and transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as the Board of Directors deems necessary to comply with federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be entitled to treat the assignor of any assigned Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of the Company. For purposes of this Article VIII, the effective date of an assignment of any Membership Interest shall be the last day of the month specified in the written instrument of assignment.

         SECTION 8.5       RIGHTS, LIABILITIES OF, AND RESTRICTIONS ON ASSIGNEE.

         No assignee of a Membership Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding the failure or refusal to admit an assignee as a Substitute Member, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, however, that the Company shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interests of assignees as well as Members.

         SECTION 8.6       REPURCHASE OF INTERESTS IN CERTAIN EVENT.

                  (a) In the discretion of the Board of Directors, the Company may, but is not obligated to, repurchase a Member's Membership Interest upon such Member's and/or any of its Affiliates' breach of the Member's or the Affiliate's obligations contained in Article III, Sections 5.10 and 8.1 of this Agreement.

                  (b) Each Member agrees to sell its Membership Interest to the Company in the event the Company elects to exercise the right of repurchase granted under Section 8.6(a) and the purchase price shall be the lower of (x) the Capital Contributions of the Member less all amounts distributed to such Member by the Company, and (y) the Formula Purchase Price.

                  (c) The Directors designated by the Member whose activities give rise to the event set forth in Section 8.6(a) shall not have a vote hereunder and a majority of the other Directors shall make all decisions under this Section 8.6 with respect to such activities.

         SECTION 8.7 DEATH OF A MEMBER/SALE BY MEMBER UPON RETIREMENT OR DISABILITY.

                  (a) Heirs of Members who are individuals shall be entitled to inherit the Membership Interests of a deceased Member, provided that upon a Member's death (or the death of an individual that owns a Member) such interests shall be automatically converted to an economic interest only in the Company until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by the Board of Directors, in which event such interest shall again become a Membership Interest in the Company.

                  (b) A Member who is an individual, or an individual that holds an ownership in Member that is an Investor Entity (an "Individual Owner") or the estate of a Member or Individual Owner, shall have the right, but shall in no event be required, to offer his Membership Interest (or in the case of an Individual Owner, his proportionate share of the Investor Entity's Membership Interest) to the Company, upon the Individual Owner's or Member's death or permanent retirement from the practice of medicine after the age of sixty-two (62), or upon his becoming permanently disabled from the practice of his medical specialty which disability is determined by an independent medical evaluation reasonably satisfactory to LHMI. Within thirty (30) days of a written offer by the Member, Individual Owner, or the estate of a deceased Member to sell his Membership Interest to the Company pursuant to this Section 8.7, the Company shall have the right, but not the obligation, to purchase the Membership Interest owned by such Member directly or through an Entity, and the estate, Individual Owner or Investor Entity shall thereupon be obligated to sell such Membership Interest or proportionate share thereof, to the Company, in accordance with the terms of this Section 8.7. The Company may exercise its option by giving written notice thereof to the Member, the Individual Owner or the estate within such thirty (30) day period. If the Company declines to exercise its option, thereafter the Investor Members other than LHMI for a period of thirty (30) days shall have the right, but not the obligation, to purchase a pro rata portion, based on the percentage Membership Interest of the purchasing Member, of the Membership Interest proposed to be transferred by the retiring or disabled Member, the estate of the deceased Member or the Investor Entity of the deceased, retired or disabled Individual Owner, which option shall be exercised within thirty (30) days of the date the Company declines in writing to exercise its option, and if exercised, the applicable Member, the Investor Entity or estate shall thereupon be obligated to sell the applicable Membership Interest to such other Members. Thereafter, for a period of thirty (30) days, LHMI shall have such right, but not the obligation, to purchase any remaining Membership Interest(s) not purchased by Company or the Investor Members on the same terms. The purchase price for such Membership Interest, whether purchased by Company, LHMI or any other Member shall equal the Formula Purchase Price calculated as of the quarter ending prior to the date of retirement, death, or the date that the Member or Individual Owner is determined by an independent medical evaluation to be permanently disabled. The Formula Purchase Price shall be paid in accordance with the Payment Method. The outstanding amounts due to Member, the Individual Owner or the estate shall bear interest at Prime Rate as of the date of death, retirement or disability. Accrued interest shall be paid as of the dates that payments of principal are due as provided above.

                  (c) In the event that neither Company, the Investor Members, nor LHMI elect to purchase the Membership Interest of the deceased, retiring or disabled Member or the proportionate share of the Membership Interest held through an Investor Entity by an Individual Owner, the estate, Individual Owner or Member may offer to sell the Membership Interest to Company, and the Company shall be required to purchase such Membership Interest, at the Formula Purchase Price calculated as set forth above; provided, however, that the Formula Purchase Price shall be payable in five (5) equal annual installments on each anniversary of the Member's or Individual Owner's date of death, retirement or disability determination, with interest accrued and payable on the outstanding balance at the Prime Rate as of the date of death, retirement or disability. In the event that the retiring Member or Individual Owner has held his Membership Interest (or interest in the Investor Entity) for less than five (5) years from the date that the Hospital first opens for business (the "Hospital Opening"), the Member, or Individual Owner shall only be entitled to sell twenty (20%) percent of his Membership Interest (or interest in the Investor Entity) for each year of ownership which has elapsed from the date of Hospital Opening through the date of retirement for a purchase price equal to twenty percent (20%) of the Formula Purchase Price. In no event shall Company be required to purchase the Membership Interest of the deceased, retiring or disabled Member or Individual Owner or make a current payment of the Formula Purchase Price in the event that such purchase is prohibited by Loan Conditions applicable to the Company or is otherwise prohibited by law from making such purchase.

                  (d) In the event of any purchase by the Company or LHMI hereunder of an Individual Owner's interest in an Investor Entity, all parties agree that such interest may be exchanged by the Company or LHMI for the underlying direct ownership in the Company.

                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         SECTION 9.1       BOOKS OF ACCOUNT.

         At all times during the continuance of the Company, the Board of Directors shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, income and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         SECTION 9.2       ACCESS TO RECORDS.

         The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained at the principal office of the Company or elsewhere as decided by the Board of Directors. Each Member or its designated representatives shall, upon reasonable notice to the Company, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them.

         SECTION 9.3       BANK ACCOUNTS AND INVESTMENT OF FUNDS.

                  (a) LHMI shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such person or persons as LHMI may from time to time designate.

                  (b) Any funds of the Company which LHMI may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by LHMI in its sole discretion.

         SECTION 9.4       FISCAL YEAR.

         The Fiscal Year and accounting period of the Company shall end on September 30 of each year.

         SECTION 9.5       ACCOUNTING REPORTS.

         As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Member shall be furnished a copy of the Company's tax return, Member's form 1065, Schedule K-1, and an annual accounting showing the financial condition of the Company at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Member's equity, and cash flow for such Fiscal Year. At the Manager's election the Company shall either be audited or such annual accountings shall be either reviewed or compiled by a firm of independent certified public accountants engaged by the Manager on behalf of the Company which shall also be the accounting firm of the Manager. The report shall set forth the distributions to the Members for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. Following the opening of the Hospital, the Manager shall also cause to be prepared and distributed to the Members quarterly financial statements.

         SECTION 9.6       TAX MATTERS PARTNER.

         LHMI shall act as the "Tax Matters Partner" of the Company as that term is defined Section 6231 of the Code.

                                    ARTICLE X

                      MEETINGS AND VOTING RIGHTS OF MEMBERS

         SECTION 10.1      MEETINGS.

                  (a) Meetings of the Members of the Company for any purpose may be called by the Board of Directors or any Member holding in the aggregate ten percent (10%) of the Membership Interests. Such meetings shall be held in the St. Tammany Parish, Louisiana area. A member may attend a meeting by telephone or other electronic means and be considered present for purposes of a quorum so long as the telephone or other connection allows each Member to hear and be heard by all other Members.

                  (b) A notice of any such meeting shall be given by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each Member at its address as specified in
         Section 12.7. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate by whom it is being issued. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Member may authorize any Person or Persons to act for the Member by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

         SECTION 10.2      VOTING RIGHTS OF MEMBERS.

                  (a) Each Member shall take no part in or interfere in any manner with the control, conduct or operation of the Company, and shall have no right or authority to act for or bind the Company except as provided herein. Votes or decisions, to the extent taken or to be made, of the Members may be cast at any duly called meeting of the Company or in writing within ten (10) days after written request therefor. Each Member shall be entitled to the number of votes equal to the percentage Membership Interest of such Member.

                  (b)      No Member shall have the right or power to vote to:
         (i) withdraw or reduce the Member's Capital Contributions except as a result of the dissolution and liquidation of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for its Capital Contributions.

                                   ARTICLE XI

                                   AMENDMENTS

         SECTION 11.1      AUTHORITY TO AMEND BY THE BOARD OF DIRECTORS.

         Except as otherwise provided by Section 11.2, this Agreement and the Articles of Organization of the Company may be amended by the Board of Directors, and any proposed amendment by members of the Board of Directors designated by LHMI shall not be unreasonably delayed or rejected by any other member of the Board of Directors:

                  (a) To admit additional Members or Substitute Members but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Company as a limited liability company under the Act or other applicable state or federal laws if such does not change the substance hereof, and the Company has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited liability companies or of any federal or state securities laws or regulations, provided such amendment does not adversely affect the Membership Interests of Members and is necessary or appropriate in the written opinion of counsel and any amendment under this subsection (d) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return on investment in the Company to any Member, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital; and

                  (f) Subject to the terms of Section 2.6, to extend the term of the Company.

         SECTION 11.2      RESTRICTIONS ON THE BOARD OF DIRECTORS' AMENDMENTS:
                           AMENDMENTS BY MEMBERS.

         Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the consent of the Required Members. Except as set forth in this Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially and adversely affect the federal income tax treatment to be afforded each Member, materially and adversely affect the

Membership Interests and liabilities of each Member as provided herein, materially change the purposes of the Company, extend or otherwise modify the term of the Company, or materially change the method of allocations and distributions as provided in Article VI and Article VII.

         SECTION 11.3      AMENDMENTS TO CERTIFICATES.

         In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by the Board of Directors such documents amending the Articles of Organization as required under the Act.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1      LIMITED POWER OF ATTORNEY.

         Upon the execution hereof, each Member hereby irrevocably constitutes and appoints the Directors it has appointed as its true and lawful attorney in the Member's name and on the Member's behalf to take at any time all such action which such Directors is expressly authorized to perform, or which a Member is expressly required to perform, under this Agreement.

         SECTION 12.2      WAIVER OF PROVISIONS.

         The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         SECTION 12.3      INTERPRETATION AND CONSTRUCTION.

         This Agreement, together with the Management Services Agreement, the Hospital Professional Services Agreement and the Right of First Refusal Agreement between MedCath Physician Management, Inc. and the Investor Members, constitutes the entire agreement among the Members and any modification or amendment hereto must be accomplished in accordance with the provisions of
Article XI and Article XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         SECTION 12.4      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its conflict of law rules.

         SECTION 12.5      PARTIAL INVALIDITY.

         In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         SECTION 12.6      BINDING ON SUCCESSORS.

         The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         SECTION 12.7      NOTICES AND DELIVERY.

                  (a) To Members. Any notice to be given hereunder at any time to any Member or any document reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, postage prepaid, addressed to the Member at such times as the Member shall by notice to the Company have designated as the Member's address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in the Information Exhibit hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

                  (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

         SECTION 12.8      COUNTERPART EXECUTION; FACSIMILE EXECUTION.

         This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         SECTION 12.9      STATUTORY PROVISIONS.

         Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         SECTION 12.10     WAIVER OF PARTITION.

         Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the assets held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

         SECTION 12.11     CHANGE IN LAW.

         If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel reasonably selected by LHMI and reasonably approved by the Board of Directors, determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto shall be given notice thereof (a "Change of Law Event"). If the Required Members disagree with whether a Change of Law Event exists and that disagreement is not resolved among such parties within the following thirty (30) days, then that disagreement shall be resolved by arbitration under Section 12.16 hereof. If a Change of Law Event is determined to exist, then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by the Board of Directors and the Required Members, such restructured agreement shall become binding upon all Members of the Company. The approval of any such proposal for the restructuring of this Agreement shall not be unreasonably withheld or delayed by any Investor Member. Second, in the event that within forty-five (45) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then, if one or more Member's ownership is not involved in such non-compliance, such Members shall have the option, within the following forty-five (45) day period, to purchase the Membership Interests of each Member whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (a) the Formula Purchase Price, (b) the amount of the Capital Contributions made by such Member to the Company, or (c) two and one-half (2 1/2) multiplied by the net income (as reasonably determined by the Company's accountants) of the Company for the twelve (12) month period ending as of the calendar quarter most recently ended prior to such event multiplied by the percentage membership interest of such Member in the Company, together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which the purchasing Members pays all amounts due under the terms of this Section 12.11. For purposes of (a) or (b), distributions to the Members by the Company after the effective date of this Agreement (and whether before or after health care counsel determined there was a problem under an Applicable Law or before or after the exercise of the purchase option) shall be treated as payments for the Membership Interest by the purchasing Members. Such purchase price shall be paid in accordance with the Payment Method, plus interest at the Prime Rate as of the date of that the first installment of principal is due.

Accrued interest on any outstanding balance shall be paid as of the dates payments of principal are due as provided above. Third, in the event that the compliant Members do not exercise their option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, any Member may elect in writing within the following forty-five
(45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

         SECTION 12.12     INVESTMENT REPRESENTATIONS OF THE MEMBERS.

                  (a) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Member's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

                  (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable Louisiana securities laws, or (iii) under any other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of applicable Louisiana securities laws and all other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest in the Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an Entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

         SECTION 12.13     DECISIONS BY MANAGERS.

         EACH OF THE MEMBERS HEREBY AUTHORIZE THEIR RESPECTIVE APPOINTED MANAGER TO MAKE THE DECISIONS TO BE MADE BY THE MANAGERS HEREUNDER AND HEREBY RELEASE AND HOLD HARMLESS THE MANAGERS FROM ANY AND ALL CLAIMS, LIABILITIES, LOSSES OR DAMAGES WHICH ANY OF THEM MAY HAVE NOW OR IN THE FUTURE RESULTING FROM ANY DECISION MADE BY THE MANAGERS HEREUNDER UNLESS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH MANAGER.

         SECTION 12.14 REFERRALS TO HOSPITAL AND OWNERSHIP OF SHARES OF COMMON STOCK OF MEDCATH INCORPORATED.

         Each Member agrees that if in the reasonable opinion of health care counsel of MedCath Incorporated, referrals of patients to the Hospital by a Member or a physician owner or Affiliate of a Member or ownership of shares of common stock in MedCath Incorporated by a Member or a physician owner or Affiliate of an Owner would cause or constitute a violation of any federal or state law, rule or regulation, then, as applicable,

                  (a) the Member or a physician owner or Affiliate of an Owner shall not refer patients to the Hospital; and

                  (b) the Member or a physician owner for Affiliate of an Owner shall not acquire, nor continue to own any of shares of common stock of MedCath Incorporated.

         SECTION 12.15     ACKNOWLEDGMENTS REGARDING LEGAL REPRESENTATION.

         Each of the Members hereunder acknowledge and agree that Moore & Van Allen, PLLC is counsel for LHMI, MedCath Incorporated and their Affiliates, and may, upon approval of the Board of Directors, also serve as counsel for the Company from time to time. Each of the Members hereby acknowledges and consents to such representation. Each Member other than LHMI further acknowledges and agrees that they shall have no attorney-client relationship with Moore & Van Allen, PLLC as a result of Moore & Van Allen, PLLC's representation of the Company from time to time.

         SECTION 12.16     ARBITRATION.

         Subject to the right of any party to seek an injunction or other equitable relief from a court with applicable authority, any controversy, dispute or disagreement arising out of or relating to this Agreement shall be resolved by binding arbitration, which shall be conducted in the New Orleans, Louisiana area in accordance with the American Health Lawyers Association Alternative Dispute Resolution Service Rules of Procedure for Arbitration. Such arbitration shall be conducted by a panel of three (3) arbitrators none of which shall reside in or practice primarily in Louisiana or North Carolina. Any decision rendered by the arbitrators shall be final and binding on the parties and shall be enforceable in any court having jurisdiction thereof. The arbitrators shall have the authority to require the losing party to pay all costs associated with such arbitration, including expenses and fees of arbitrators.

         SECTION 12.17     EXHIBITS.

         The Exhibits to this Agreement, each of which is incorporated by reference, are:

         EXHIBIT A:        Information Exhibit.

         EXHIBIT B:        Glossary of Terms.

         EXHIBIT C:        Development Budget Exhibit.

         EXHIBIT D:        Regulatory Allocations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s), to be effective as of the date described in
Article II.

                  [EXECUTIONS APPEAR ON THE FOLLOWING PAGE(S)]

[***]

For the purpose of acknowledging and agreeing to be bound by the terms of
Section 5.10 hereof, the undersigned Affiliates of the Members other than LHMI hereby execute this Operating Agreement.

[***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                  Schedule 5.10




None.

                                    EXHIBIT A
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   A North Carolina Limited Liability Company


                               INFORMATION EXHIBIT

                                               Maximum
                                               Mandatory
                                              Additional
                     Initial Capital*           Capital                 Percentage
Name and Address      Contribution           Contributions        Membership Interest

LHMI                   $3,440,000             $ 6,880,000                51%

Investor Members       $3,290,000             $ 6,580,000                49%
                       ----------             -----------

                       $6,730,000             $13,460,000



*Greater of $6,726,000 or 15% of Project Costs

                                    EXHIBIT B
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   A North Carolina Limited Liability Company


                                GLOSSARY OF TERMS


         As used in this Agreement, the following terms shall have the following definitions (unless otherwise expressly provided herein).

         "Act" means the North Carolina Limited Liability Company Act, as in effect in North Carolina and set forth at N.C. Gen. Stat.ss.ss.57C-1-01 through 57C-10-07 (or any corresponding provisions of succeeding law).

         "Adjusted Capital Account" means, with respect to any Member, such Person's Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Regulations Section 1.704-2(g)(1) (share of minimum gain) and Regulations
Section 1.704-2(i)(5) (share of member nonrecourse debt minimum gain) and decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),
(5) and (6).

         "Affiliate" means with respect to a Person, (i) any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such Person; or (iii) Entity or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any Entity, controlling, controlled by, or under common control with such Person. For purposes of any Investor Entity, its Affiliates shall also include each individual holding or owning any ownership interest in the Investor Entity.

         "Agreed Value" means with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

         (a) The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Company.

         (b) The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

         (c) The initial Agreed Values of all the Company's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and (g).

         (d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to by the Members in writing, as of the following times:

                  (i) the acquisition of a Membership Interest or an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                  (ii) the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of a Membership Interest in the Company; and

                  (iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

         If, upon the occurrence of one of the events described in (i), (ii) or
(iii) above the Members do not agree in writing on the gross fair market values of the Company's assets, it shall be deemed that the fair market values of all the Company's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

         "Agreement" means this Operating Agreement, as amended from time to time.

         "Articles of Organization" means the Articles of Organization of the Company, as filed with the Secretary of State of North Carolina as the same may be amended from time to time.

         "Board of Directors," "Director" or "Directors" means those persons appointed by the Members, pursuant to Section 3.9 of the Operating Agreement, and given the power and authority under Article V of the Operating Agreement to manage the Company. The terms "Director" or "Directors" is used for convenience, but is intended to have the same meaning as the terms "Manager" or "Managers" in the Act.

         "Capital Account" means with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

         (a) Each Person's Capital Account shall be increased by Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

         (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

         In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         In the event the Agreed Values of the Company assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation, the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles VI or VII hereof upon the dissolution of the Company. In the event the Board of Directors shall determine such adjustments are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv), the Board of Directors shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Members or distributed to the Members and (ii) any liabilities secured by such contributed or distributed property or assumed by the Members. The Board of Directors shall also make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In the event any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         "Capital Contribution" means with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Membership Interest of such Member.

         "Cash Distributions" means net cash distributed to Members resulting from Cash Flow from Operations or Cash from Sales or Refinancing, but shall not include cash payments made to LHMI as its Management Fee for services rendered pursuant to Article V hereof or any amount in repayment of loans made by the Members to the Company.

         "Cash Flow from Operations" means net cash funds provided from operations, exclusive of Cash from Sales or Refinancing, of the Company or investment of any Company funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses, debt payments, capital improvements, and replacements and for such other items as the Board of Directors reasonably determines to be necessary or appropriate and subject to Loan Conditions.

         "Cash from Sales or Refinancing" means the net cash proceeds received by the Company from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith, (ii) any amounts applied by the Board of Directors in their sole and absolute discretion toward the payment of any indebtedness and other obligations of the Company then due and payable, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Company to other parties to the extent then due and payable, and (iv) the establishment of any reserves deemed necessary by the Board of Directors in their sole and absolute discretion. If the proceeds of any sale or refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section(s) of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Company" means and shall refer to Louisiana Heart Hospital, LLC, which was created upon the filing of the Articles of Organization with the Office of the Secretary of State of North Carolina, to be operated under the name Louisiana Heart Hospital, LLC, a North Carolina limited liability company, and to continue under this Agreement, as amended from time to time.

         "Default Rate" means a per annum rate of return on a specified principal sum, compounded monthly, equal to the greater of (a) the Prime Rate plus 500 basis points, or (b) 18%, but in no event greater than the highest rate allowed by law.

         "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

         "Equipment" means the appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital.

         "Fiscal Year" means, with respect to the first year of the Company, the period beginning upon the formation of the Company and ending on the next September 30, with respect to subsequent years of the Company, the twelve month period beginning October 1 and ending September 30, and, with respect to the last year of the Company, the portion of the period beginning October 1 and ending with the date of the final liquidating distributions.

         "Guarantee Fee" shall have the meaning set forth in Section 5.6(c) herein.

         "Hospital" means an acute care hospital specializing in all aspects of cardiology and cardiovascular care and surgery in St. Tammany Parish, Louisiana, as further described in Section 2.3 of the Agreement.

         "Investor Members" shall mean [***] and other parties hereafter admitted as investors in the Company in accordance with the terms of this Agreement, other than LHMI.

         "LHMI" means Louisiana Hospital Management, Inc.

         "Management Agreement" means the Management Agreement by and between the Company and LHMI pursuant to which LHMI will manage the day-to-day business and affairs of the Company.

         "Manager" shall mean LHMI.

         "Material Agreement" means any binding agreement which may not be canceled upon less than ninety (90) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of $100,000.00 exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction contract approved by the Board of Directors or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like.

         "Material Decision" means any decisions regarding approvals of the development and operating budgets for the Hospital, the selection of the site for the Hospital, the design of the Hospital, the selection of the Hospital's senior administrator, strategic planning, the execution of managed care contracts and the execution of exclusive contracts to provide physician services to the Hospital.

         "Medical Director Agreement" means the Medical Director Agreement by and between the Company and a medical director approved by the Board of Directors, and which medical director shall be made available by the Investor Member(s).

         "Member" means and shall refer to the organizers of the Company (unless or until any such organizer has withdrawn) and each of the Persons identified as "Members" in the then applying Information Exhibit (Exhibit A) attached hereto and incorporated herein by this reference or admitted as a Member in accordance with the terms of this Agreement.

         "Membership Interest" means all of a Member's rights in the Company, including without limitation the Member's share of Profits, Losses, Cash Distributions and other benefits of the Company, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement or the Act. The percentage Membership Interest of each Member, their Capital Contributions and other related information shall be listed on the Information Exhibit. The percentage Membership Interests generally shall be based upon the pro rata Capital Contribution of each Member.

         "MOB" shall have the meaning set forth in Section 3.11(a).

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "Organization Expenses" means those expenses incurred, either by the Company, on behalf of the Company or for which the Company has agreed to make reimbursement, in connection with the formation of the Company including such expenses as: (i) registration fees, filing fees, and taxes; and (ii) legal fees incurred in connection with any of the foregoing.

         "Payment Method" shall have the definition set forth in Section 8.7 herein.

         "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

         "Prime Rate" means the rate of interest as of the relevant day or time period as announced by the Bank of America, N.A. or its successor in interest from time to time as its prime or reference rate.

         "Principal Office of the Company" shall mean the office in Louisiana designated by the Board of Directors as the principal office.

         "Principal Place of Business of the Company" shall mean the location within St. Tammany Parish, Louisiana selected by the Board of Directors.

         "Profits and Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

         (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from dispositions of Company assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

         "Project Costs" shall include, without limitation, all costs incurred by the Company in connection with the development and construction of the Hospital, including without limitation, land acquisition costs, equipment costs, architectural, design and engineering costs, legal and accounting costs, construction costs, construction period interest, pre-opening expenses, fees payable to LHMI or its Affiliates, and other construction and development costs incurred in connection with the construction and development of the Hospital, which total amount shall finally be determined by LHMI following the opening of the Hospital.

         "Refinancing" means any borrowing incurred or made to recapitalize the Company or the equity investment in, or to refinance any loan used to finance the acquisition of property.

         "Regulations" means rules, orders, and regulations issued pursuant to or under the authority of the Code and shall include revisions to and succeeding provisions as appropriate.

         "Regulatory Allocations" means those allocations of items of Company income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the Company to comply with the alternate test for economic effect prescribed in Regulations Section 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Regulations Section 1.704-2.

         "Required Members" shall mean LHMI and a majority of the Investor Members.

         "Sale" means the sale, exchange, involuntary conversion (other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Company, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

         "Substitute Member" means an assignee of a Member who has been admitted to the Company and granted all the rights of a Member in place of its assignor pursuant to the provisions of this Agreement. A Substitute Member, upon its admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Member from whom it acquired its interest in the Company.

                                    EXHIBIT C
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   A North Carolina Limited Liability Company

                           DEVELOPMENT BUDGET EXHIBIT




                                 [SEE ATTACHED]

                          Louisiana Heart Hospital, LLC
                                Capital Expenses


FACILITY SIZE
     TOTAL BEDS                                       48
     TOTAL SQUARE FEET                             [***]

CAPITAL EXPENSES                                                                   TOTAL
                                                                                   AMOUNT


Property:
     Land Cost                                                                                    $[***]
     Building Construction                                                $[***]/sq ft            $[***]
     Architectural Fees                                                                            [***]
     Interest During Construction              18 months                 @ [***]%                 $[***]
                                                                                                  ------
            Total Property                                                                        $[***]


Equipment                                       Capacity
     Cath Labs                               [***]/lab/yr                       3                 $[***]
     Operating Rooms                         [***]/OR/yr                        3                 $[***]
     CVRU/Recovery                                                                                $[***]
     Radiology, Laboratory &                                                                      $[***]
             Respiratory
     Patient Care                                                                                 $[***]
     Management Information                                                                       $[***]
              Systems
     Other Departments                                                                            $[***]
     Interest                                                                                     $[***]
                                                                                                  ------
            Total Equipment                                                                       $[***]

Loan Acquisition Costs:                                                                           $[***]

TOTALS                                                                                            $[***]








[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT D
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                          LOUISIANA HEART HOSPITAL, LLC
                   a North Carolina limited liability company


                             REGULATORY ALLOCATIONS


         This Exhibit contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Regulations Section 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

         (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

                  (i) "Company Minimum Gain" means the same as the meaning of "partnership minimum gain" set forth in Regulations Section 1.704-2(d), and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Regulations Section 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by LHMI.

                  (ii) "Member Nonrecourse Deductions" means losses, deductions or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Regulations Section 1.704-2(i)(2).

                  (iii) "Member Nonrecourse Debt" means any Company liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Regulations Section 1.752-2 as a guarantor, lender or otherwise.

                  (iv) "Member Nonrecourse Debt Minimum Gain" means the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Regulations Section 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by LHMI.

                  (v) "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Regulations Section 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Regulations Section 1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Regulations Section 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Regulations Section 1.704-2(c).

                  (vi) "Nonrecourse Liability" means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Regulations Section 1.752-2.

                  (vii) "Regulatory Allocations" means allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph
                           (h) below.

         (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their percentage Membership Interests.

         (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

         (d) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2) and the definition of Company Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Sections 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

         (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of Company gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

         (h)      Curative Allocations. When allocating Profits and Losses under
Article VI, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

         (i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Article VI and in the order in which they appear above.

         (j) Waiver of Minimum Gain Chargeback Provisions. If LHMI determines that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the Company will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, then LHMI shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the Company the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The Company shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. LHMI shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

         (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

        [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK.]